AMBIENT CORPORATION

79 CHAPEL STREET

NEWTON, MA 02458

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of Ambient Corporation (the "Company") will be held at 9:00 a.m. on Friday, September 21, 2007, at the Hyatt Regency Cambridge at 575 Memorial Drive, Cambridge, MA 02139, to consider and approve an amendment to the Company's amended and restated certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 750,000,000 to 1,250,000,000 shares.

The Board of Directors has fixed the close of business on August 15, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

AUGUST __, 2007	/S/ JOHN JOYCE
JOHN JOYCE
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD FOR SPECIFIC INSTRUCTIONS ON VOTING. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

AMBIENT CORPORATION

79 CHAPEL STREET

NEWTON, MA 02458

PRELIMINARY PROXY STATEMENT

Special Meeting of Stockholders
September 21, 2007

This Proxy Statement is being sent to stockholders of Ambient Corporation., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at a special meeting (the "Special Meeting") of the holders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at the Hyatt Regency Cambridge at 575 Memorial Drive, Cambridge, MA 02139, on Friday, September 21, 2007, at 9:00 AM, and any adjournment(s) thereof. The Company expects to first mail its proxy soliciting materials for the Special Meeting on or about August 23, 2007.

WHAT AM I VOTING ON?

At the Special Meeting you will be entitled to vote on a proposal to approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") to increase the number of shares of Common Stock that the Company is authorized to issue from 750,000,000 to 1,250,000,000 shares (the "Authorized Share Increase").

WHY IS THE AMENDMENT NECESSARY?

As explained in further detail below, the Company has a limited number of authorized shares of Common Stock available for issuance. The Company is seeking the proposed Authorized Share Increase in order to ensure that the Company has a sufficient number of authorized but unissued shares of Common Stock available for future corporate needs such as raising additional capital to support its BPL commercialization efforts. This increase is essential to provide the Company with the financial flexibility to attract capital on the most favorable terms and in amounts necessary to demonstrate financial stability demanded by the Company's major customer prospects and vendors.

WILL THESE NEW SHARES OF COMMON STOCK HAVE PREEMPTIVE RIGHTS?

No. The Company's Certificate of Incorporation does not give preemptive rights to any holder of any shares of any class of the Company's capital stock.

WHO IS ENTITLED TO VOTE?

The Board has set August 15, 2007 as the record date for the Special Meeting (the "Record Date"). If you were the owner of Common Stock at the close of business on the Record Date, you may vote at the Special Meeting. Each stockholder of record on the Record Date is entitled to notice of, and to vote at, the Special Meeting and at any adjournment or adjournments thereof. You are entitled to one vote for each share of Common Stock you held on the Record Date.

AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED AMENDMENT?

No. Under Delaware law, the Company's stockholders are not entitled to dissenters' or appraisal rights in connection with the proposed Authorized Share Increase.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

On the Record Date, there were 253,295,702 shares of Common Stock outstanding, with each share entitled to one vote. The presence of a majority of the issued and outstanding shares of Common Stock (i.e., 126,647,852 shares) will constitute a quorum, which is required in order to hold the Special Meeting and conduct business. Your shares will be counted as present at the Special Meeting if you:

•

are present in person at the Special Meeting; or

•

have properly submitted a voting card.

Abstentions and broker "non-votes" are counted as present and entitled to vote for the purpose of determining the presence of a quorum.

WHAT LEVEL OF APPROVAL IS REQUIRED TO APPROVE THE AUTHORIZED SHARE INCREASE?

Approval of the Authorized Share Increase requires the affirmative vote (i.e., a vote "FOR" the proposal) of a majority of the issued and outstanding shares of Common Stock (i.e., 126,647,852 shares).

HOW ARE VOTES COUNTED?

You may vote for, against, or abstain from voting on the Authorized Share Increase. Abstentions from voting will be considered shares present and entitled to vote on the Authorized Share Increase and, since approval of the amendment requires a majority of all issued and outstanding shares of the Company's Common Stock, will have the same effect as a vote "AGAINST" the amendment. If you hold your shares through a brokerage account or in another nominee form, your broker is entitled to vote your shares on these matters if no instructions are received from you.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND BELIEVES THAT THE AUTHORIZED SHARE INCREASE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AUTHORIZED SHARE INCREASE.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE SPECIAL MEETING?

If you are a stockholder of record, you may vote by mail as instructed on the enclosed proxy card, whether or not you plan to attend the Special Meeting. If you vote by mail you may still attend the Special Meeting and vote in person if you desire, but voting now will assure that your vote is counted if you are unable to attend.

Whether you vote by mail or at the Special Meeting, the proxies identified on the back of the enclosed proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If no instructions are marked on the proxy card, the shares will be voted as recommended by the Board in this Proxy Statement.

If you own your shares through a brokerage account or in another nominee form, please follow the instructions provided by your broker or other nominee.

HOW DO I VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

If you are a stockholder of record, to vote your shares at the Special Meeting you should bring the enclosed proxy card or proof of identification. If you own your shares through a brokerage account or in another nominee form, to vote your shares at the Special Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to vote by mail so your vote will be counted in the event you do not attend the Special Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.

MAY I CHANGE MY VOTE?

Yes. You may revoke your proxy and change your vote before it is taken at the Special Meeting by (i) delivering a written notice of revocation the Company at 79 Chapel Street, Newton, Massachusetts 02458, Attention: Abraham Kimelman; (ii) delivering a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Special Meeting unless you obtain a proxy from the broker or nominee and bring that proxy to the Special Meeting.

WHO PAYS THE COST OF PROXY SOLICITATION?

Our Board of Directors is soliciting the enclosed proxy. The Company will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. The Company will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of its Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and the Named Executive Officers (as defined below) and (c) all current directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Common Stock (2)

John J. Joyce, Chairman, CEO, President, and Director	4,415,000 (3)	1.72%

Ramdas Rao, Chief Technology Officer	3,992,000 (4)	1.56%

Michael Widland, Director	2,073,334 (5)	*

D. Howard Pierce, Director	1,800,000 (6)	*

Thomas Higgins, Director	1,200,000 (7)	*

Consolidated Edison, Inc.	35,000,000	13.82%

All directors and executive officers as a group (5 persons) (9)	13,480,334 (8)	5.27%

* Indicates less than 1%.

(1)

Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 79 Chapel Street, Newton, Massachusetts 02458.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

(3)

Represents (i) 1,040,000 shares of Common Stock and (ii) 3,375,000 shares of Common Stock issuable upon the exercise of options issued under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan").

(4)

Represents (i) 1,000,000 shares of Common Stock and (ii) 2,992,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan.

(5)

Represents (i) 133,334 shares of Common Stock, (ii) 595,000 shares of Common Stock issuable upon exercise of non-plan options and (iii) 1,345,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(6)

Represents (i) 200,000 shares of Common Stock, (ii) 500,000 shares of Common Stock issuable upon exercise of non-plan options and (iii) 1,100,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(7)

Represents 1,200,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(8) See Footnotes 3 through 7.

PROPOSAL

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM
750,000,000 TO 1,250,000,000 SHARES

GENERAL

The Certificate of Incorporation presently authorizes the Company to issue up to 750,000,000 shares of Common Stock. As of Record Date, there were 253,295,702shares of Common Stock issued and outstanding. We also have approximately 438 million  shares of Common Stock reserved for possible future issuance in connection with outstanding options, warrants, and convertible debentures. Many of these shares may never actually be issued. For example, many of the outstanding options and warrants have per share exercise prices well in excess of the current market price of the Common Stock, making their exercise unlikely. Nevertheless, we must keep reserved for future issuance a sufficient number of shares of Common Stock to meet its obligations to issue Common Stock in the event these options or warrants are exercised or convertible debentures are converted.

Accordingly, we have available for issuance approximately 59 million shares of Common Stock (as of the Record Date).

On August 10, 2007, the Board approved to increase the number of shares of Common Stock that the Company is authorized to issue from 750,000,000 to 1,250,000,000 shares and, subject to approval of the Company's stockholders, to file with the Secretary of State of the State of Delaware an amendment to the Company's Certificate of Incorporation to effect the increase in the number of authorized shares of Common Stock (the "Amendment"). The resolution also provided that the Amendment be submitted to the stockholders entitled to vote thereon for consideration at the Special Meeting, all in accordance with Section 242 of the Delaware General Corporation Law. The text of the Amendment is attached hereto as APPENDIX A.

REASONS FOR THE PROPOSED AUTHORIZED SHARE INCREASE

On July 31, 2007, the Company consummated a private placement to an institutional investor (the “Investor”) of its Senior Secured Promissory Note (the “Note”) in the principal amount of $7,500,000. The outstanding principal amount of the Note is convertible at the option of the Investor at any time and from time to time into shares of Common Stock at a conversion price of $0.075 per share of Common Stock, or initially 100,000,000 shares of Common Stock, subject to certain adjustments. In connection with this investment, the Company issued to the investor Common Stock Purchase Warrants to purchase initially up to 150,000,000 shares of Common Stock, of which warrants for 50,000,000 shares are at an exercise price of $0.06 per share and warrants for 100,000,000 shares are at an exercise price of $0.075. The per share exercise price and the share amounts are subject to adjustment under certain conditions. The Company and the Investor agreed that the Company can consummate additional investments in an aggregate amount of up to $5 million (collectively, the “Additional Investments”) the on terms substantially similar to the terms contained in the agreements with the Investor. The principal terms and other provisions relating to this investment have been disclosed in the Company’s Current Report on Form 8-K that was field with the Securities and Exchange Commission on July 31, 2007.

Management believes that the Company will need to raise at least $5 million in order to meet its operating requirements for through the next 12 months. The number of authorized shares of Common Stock currently available for issuance will not allow the Company to raise beyond approximately $1.5 million in Additional Investments on terms substantially similar to those contained in the agreements with the Investor. In order for the Company to be able to close on any significant part of the Additional Investments, if any, the Company will need to increase its authorized Common Stock as provided for in the Amendment.

Currently, except as provided above, the Company has not received any financing proposals or indications of interest from any person with respect to Additional Investments or any other investment nor has the Company circulated any proposed terms for acceptance.

The Company is entering the next stage of its of its corporate life as its BPL technology moves from the design and development/testing stage to potentially full commercial rollouts. At this stage, it is essential that the Company demonstrate the level of financial stability expected by the leading utilities, technology collaborators and vendors with which the Company expects to do business. The Company believes that financial stability is a key factor in the selection process for leading utilities, technology collaborators and vendors and is therefore critical to the ultimate success of the Company.

Accordingly, the Board of Directors believes that the proposed Authorized Share Increase will provide the Company with greater flexibility to issue shares of Common Stock for future corporate needs such as raising additional capital to support ongoing and expanded commercialization activities. Among other things, the proposed Authorized Share Increase will make available shares for future activities that are consistent with the Company's growth strategy, including, without limitation, completing financings to support the Company's increasing commercialization activities, establishing additional strategic relationships, acquiring or investing in complementary businesses or products, business acquisitions as well as providing equity incentives to employees. Approval of the proposed Authorized Share Increase would allow the Board to authorize the issuance of Common Stock without waiting for the next annual meeting of shareholders in order to increase the authorized capital. If, in a particular instance, shareholder approval were required by law, the rules of any stock exchange on which the Company's shares are listed, or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders of the Company.

WILL THE COMPANY BE ISSUING ADDITIONAL SHARES?

Except for the proposed use in procuring Additional Investments, at the present moment the Company does not have any plan, proposal, commitment or understanding, whether written or oral, to issue any of the additional shares of Common Stock that would be authorized by the proposed Authorized Share Increase.

The number of shares of Common Stock that the Company may ultimately need to issue in order to meet its capital requirements would be based on a number of uncertainties, which include, but are not limited to:

•

The uncertainty of future partnering or licensing revenues, including potential equity investments into the Company whereby the Company would possibly issue stock directly to a strategic partner;

•

the uncertainty of investors exercising for cash warrants that the Company issued over the past 24 months in connection with the private placement of its convertible debentures;

•

the uncertainty of the market price of the Common Stock; and

•

the uncertainty of the Company's access to the capital markets and its cost of capital.

The above uncertainties make it difficult for the Company to estimate the number of shares of Common Stock that it may issue at any time.

If the stockholders approve the proposed Authorized Share Increase, the Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time, subject to any applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future capital-raising transactions involving Common Stock, convertible securities or other equity securities, stock dividends, establishing strategic relationships, and current or future equity compensation plans.

Holders of Common Stock have no preemptive rights, which mean that current stockholders do not have prior rights to purchase a new issue of Common Stock in order to maintain their current ownership. The issuance of additional shares of Common Stock will decrease the proportionate equity ownership of current shareholders and, depending upon the price paid for such additional shares, could result in dilution to current stockholders.

The proposed Authorized Share Increase could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Board. For example, the substantial increase in the number of authorized shares could help management frustrate efforts of shareholders seeking to remove management, could have the effect of limiting shareholder participation in transactions such as merger or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, the board of directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers, or other transactions, even if those transactions are at substantial market premiums and are favored by majority of independent shareholders. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. Except as described in this paragraph and except for the ability of the Board of Directors to fix by resolution the designations, preferences and relative, participating, optional or other special rights of any series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, to the full extent permitted by Delaware law, there are no anti-takeover provisions in the Company's certificate of incorporation or bylaws and the Company has no plans or proposals to adopt any provisions to its certificate of incorporation or bylaws or enter into other arrangements that may have material anti-takeover consequences.

WHEN WOULD THE AMENDMENT BE EFFECTIVE?

If the proposed amendment for the Authorized Share Increase is adopted, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The text of such amendment is attached hereto as APPENDIX A.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT FOR THE AUTHORIZED SHARE INCREASE.

NO OTHER MATTERS

Under the Company's by-laws, no other matter may be brought before the Special Meeting.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, proposals of stockholders intended to be presented at the 2008 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 18, 2008. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2008 proxy statement.

It is important that your shares be represented at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

AUGUST __, 2007	/S/ JOHN JOYCE
JOHN JOYCE
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT TO THE COMPANY'S

CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF

COMMON STOCK

AUTHORIZED FOR ISSUANCE TO 1,250,000,000

(PURSUANT TO SECTION 242)

Paragraph FOURTH of the certificate of incorporation is hereby amended to read in its entirety as follows:

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue consists of One Billion Two Hundred and Fifty Million (1,250,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.

A-1

AMBIENT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 21, 2007

The undersigned hereby constitutes and appoints each of JOHN JOYCE with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of AMBIENT CORPORATION (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company, to be held on September 21, 2007, and at any adjournment or adjournments thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE TO 1,250,000,000 SHARES.

⁬ FOR ⁬ AGAINST ⁬ ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal to amend the Company's certificate of incorporation to increase the number of shares of Common Stock authorized for issuance.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated August __, 2007.

Dated: __________________, 2007

SIGNATURE OF SHAREHOLDER(S)

(When signing as attorney, trustee, executor,
administrator, guardian, corporate officer, etc., please
give full title. If more than one trustee, all should sign.
Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan ⁬ I do not plan  to attend the Special Meeting.